                              NOTICE OF RETRACTION


To Taylor Industrial Software Inc. (the "Corporation") and to Total Control Products, Inc. ("TCP")

          This notice is given pursuant to Article 4 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning ascribed to such words and expressions in such Share Provisions. Notwithstanding anything herein to the contrary, this Notice will not be effective and will be deemed not to have been received by the Corporation until the date that is six business days prior to the Expiration Date (as defined below).

          The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 4 of the Share Provisions all shares represented by this certificate.

          The undersigned hereby notifies the Corporation that the Retraction Date shall be the date immediately preceding the expiration date (the "Expiration Date") of the contemplated tender offer for shares of common stock, no par value per share, of TCP by Orion Merger Corp. ("Merger Sub"), an Illinois corporation and the wholly owned subsidiary of GE Fanuc Automation North America, Inc., a Delaware corporation ("GE Fanuc"), pursuant to the terms of that certain Agreement and Plan of Merger dated as of November 22, 1998 among TCP, Merger Sub and GE Fanuc.

          The undersigned acknowledges the Retraction Call Right of TCP to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to TCP in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 4.4 of the Share Provisions. If TCP determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to TCP, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

          The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Exchange Agreement) so as to require TCP to purchase the unredeemed Retracted Shares.

          The undersigned hereby represents and warrants to the Corporation and TCP that the undersigned has good title to, and owns, the shares represented by this certificate to be acquired by the Corporation or TCP, as the case may be, free and clear of all liens, claims and encumbrances.


          Dated this ______ day of December, 1998.



                              ________________________________________
                              (Signature of Shareholder)


NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation as its registered office. The securities resulting from the retraction or purchase of the Retracted Shares will be issued and registered in the name of the shareholder as it appears on the register of the Corporation and the securities resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


____________________________________       Date: _______________________________
Name of Person in whose Name Securities
Are to Be Registered, Issued or Delivered
(please print)

____________________________________       _____________________________________
Street Address or P.O. Box                 Signature of Shareholder


______________________________________
City, Province

                                       2